Registration No. 333-75978

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SSN Liquidating Corp.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada (State or other jurisdiction of incorporation or organization)	47-0879507 (IRS Employer Identification No.)

111 S.W. Fifth Avenue, Suite 3500
Portland, Oregon 97204
Telephone (503) 756-7487
(Address and telephone number of principal executive offices)

SONUS SECOND AMENDED AND RESTATED STOCK AWARD PLAN
(Full title of the plan)

MN SERVICE CORP. (OREGON)
111 S.W. Fifth Avenue, Suite 3500
Portland, Oregon 97204
Telephone (503) 224-5858
(Name, address, and telephone number of agent for service)

Copies to: Miller Nash LLP
111 S.W. Fifth Avenue, Suite 3500
Portland, Oregon 97204-3699
Attn: Mary Ann Frantz
(503) 224-5858

DEREGISTRATION

     The Registration Statement is hereby amended to deregister 2,200,000 shares of common stock, no par value, of SSN Liquidating Corp. Of the 2,200,000 shares originally registered, 0 shares were sold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, State of Oregon, on the 24th day of October, 2002.

SSN Liquidating Corp.
By: /s/ Mark Richards Mark Richards Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 24th day of October, 2002.

Signature	Title
(1) Principal Executive Officer and Director:
Daniel J. Kohl*	Chief Executive Officer and Director
(2) Principal Financial and Accounting Officer:
/s/ Mark Richards Mark Richards	Chief Financial Officer
(3) A majority of the Board of Directors:
Leslie H. Cross*	Director
Michael T. Fiore*	Director
Gregory G. Schott*	Director
Joel Ackerman*	Director
David J. Wenstrup*	Director
*By: /s/ Mark Richards Mark Richards Attorney-in-fact